UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 19, 2010

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                      On March 19, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of The Children’s Place Retail Stores, Inc., a Delaware corporation (the “Company”), approved performance goal ranges for the senior executive officers of the Company, including but not limited to Jane T. Elfers, the Company’s Chief Executive Officer and President (the Company’s principal executive officer), Susan J. Riley, Executive Vice President, Finance and Administration and Chief Financial Officer (the Company’s principal financial officer) and Mark Rose, Senior Vice President, Chief Supply Chain Officer.  Pursuant to the Compensation Committee’s action, each senior executive officer other than Ms. Elfers will not receive a performance award if the Company achieves operating income of less than 90% of an operating income target previously determined by the Compensation Committee for the fiscal year ending January 29, 2011 (the “2010 Fiscal Year”).  In addition, each senior executive officer, including Ms. Elfers, will receive 200% of his or her individual performance target amount if the Company achieves operating income of 115% of his or her target performance goal as previously determined by the Compensation Committee.  The Compensation Committee action modifies the maximum cash bonus to be received by Ms. Elfers for the 2010 Fiscal Year pursuant to her Employment Agreement dated December 11, 2009 and her performance stock award to be received by Ms. Elfers for the 2010 Fiscal Year pursuant to her Performance Stock Award Agreement entered into on January 4, 2010, both as described in the Company’s Current Report on Form 8-K filed on December 15, 2009, by providing that Ms. Elfers will earn her maximum cash bonus for the 2010 Fiscal Year and her maximum additional performance shares if the Company achieves operating income for such fiscal year of 115% of her target performance goal as set forth in her employment agreement.  The Compensation Committee action does not modify the minimum cash bonus to be received by Ms. Elfers for the 2010 Fiscal Year pursuant to her employment agreement or the initial performance shares to be received by Ms. Elfers for the 2010 Fiscal Year pursuant to her performance stock award agreement.

In addition, on March 19, 2010, the Compensation Committee modified the salaries of each of Ms. Riley and Mr. Rose, effective immediately.  The Compensation Committee increased Ms. Riley’s annual salary to $555,600, an increase of $21,400, and Mr. Rose’s annual salary to $454,700, an increase of $11,100.

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN’S PLACE RETAIL STORES, INC.

Date: March 25, 2010	By:	/s/ Susan J. Riley
	Name:	Susan J. Riley
	Title :	Executive Vice President, Finance and Administration and Chief Financial Officer

3